Exhibit 24(a)

                                   POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of SEARS ROEBUCK ACCEPTANCE CORP., a Delaware corporation (the "Corporation"), does hereby constitute and appoint STEPHEN D. CARP, KEITH E. TROST, GEORGE F. SLOOK, NANCY M. HOUGHTON-LYNCH and RICHARD F. KOTZ, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with the registration under said Securities Act of debt securities to be issued by the Corporation under the provisions of an appropriate indenture and the qualification of said indenture under said Trust Indenture Act, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name in the name and on behalf of the Corporation or as a director or officer, or both, of the Corporation, as indicated below opposite his or her signature, to the registration statement, or any amendment, post-effective amendment or papers supplemental thereto, to be filed in respect of said debt securities; and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, as of this 8th day of August, 1996.


                 NAME                                               TITLE



/S/Keith E. Trost                                  Director and President
Keith E. Trost                                     (Principal Executive Officer)



/S/ George F. Slook                                Director and Vice President
George F. Slook                                    and Assistant Secretary



/S/ Stephen D. Carp                                Vice President, Finance
Stephen D. Carp                                    and Assistant Secretary
                                                   (Principal Financial
                                                   and Accounting Officer)




/S/ James A. Blanda                        Director
James A. Blanda



/S/ James D. Constantine                   Director
James D. Constantine



/S/ Alan J. Lacy                           Director
Alan J. Lacy



/S/ Alice M. Peterson                      Director
Alice M. Peterson



/S/ Larry R. Raymond                       Director
Larry R. Raymond